Exhibit 99.1

Cognition Therapeutics Reports Financial Results for the Third Quarter 2024
and Provides Business and Clinical Update

- CT1812 slowed cognitive decline by 95% in Alzheimer’s disease patients with lower levels of plasma p-tau217 in a pre-specified analysis from Phase 2 SHINE study presented at CTAD -

- On track to report topline results from Phase 2 SHIMMER study investigating CT1812 in patients with mild-to-moderate dementia with Lewy bodies (DLB) by end of 2024 -

Purchase, NY – November 13, 2024 – Cognition Therapeutics, Inc. (Nasdaq: CGTX), a clinical-stage company developing product candidates that treat neurodegenerative disorders, (the “Company” or “Cognition”) today reported financial results for the third quarter ended September 30, 2024, and provided a business update.

“In the third quarter and recent weeks Cognition Therapeutics achieved one of the most important milestones in its history as the Phase 2 SHINE study results became available. Among the many findings in the SHINE study, new and compelling data presented at CTAD showed a near-total preservation of cognition (as measured by the ADAS-Cog11 and MMSE scales) in a sub-group of Alzheimer’s patients treated with CT1812 who had p-tau217 levels below median,” said Lisa Ricciardi, Cognition’s president and CEO. “We are moving rapidly to advance CT1812 in Alzheimer’s disease and plan to request an end-of-Phase 2 meeting with the FDA where we will review CT1812’s safety and tolerability profile as well as the totality of results from SHINE. We will seek alignment with the FDA on a pivotal Phase 3 program design in light of recent findings relating to lower levels of plasma p-tau217, an important biomarker of Alzheimer’s disease pathology easily measured with a blood test.”

Ms. Ricciardi concluded: “In addition to the substantial progress we have made with CT1812 in Alzheimer’s disease, we expect to report top-line results from our Phase 2 SHIMMER study in mild-to-moderate dementia with Lewy bodies (DLB) by the end of this year. DLB is the second most common neurodegenerative disease, yet few therapies have been studied in this indication and no disease-modifying treatments exist. SHIMMER will deliver safety and tolerability data in a second indication and potentially provide insights to be integrated into a larger clinical study in this under-studied and under-represented population.”

Business and Corporate Highlights

•	Results of a pre-specified analysis from the Phase 2 SHINE study of CT1812 in participants with mild-to-moderate Alzheimer’s disease were presented in an oral session at the Clinical Trials on Alzheimer’s Disease (CTAD) conference
o	Patients with baseline levels of p-tau217 below the median showed a 95% slowing of cognitive decline on the ADAS-Cog11 scale and 108% slowing of cognitive decline on the MMSE scale*
o	Lower levels of plasma p-tau217 are indicative of less advanced Alzheimer’s pathology, and we believe may identify patients likely to have a greater response to therapy
o	The CTAD presentation by Dr. Michael Woodward and an archive of investor webinar are available on the Cognition website

Cognition Therapeutics, Inc.
www.cogrx.com

•	Baseline characteristics of participants enrolled in the Phase 2 SHIMMER study were also presented at CTAD, confirming enrollment of individuals with mild-to-moderate DLB
o	This poster is available on the Company’s website
•	Continued enrollment in Phase 2 START study (NCT05531656) in early Alzheimer’s disease and Phase 2 MAGNIFY study (NCT05893537) in geographic atrophy secondary to dry age-related macular degeneration

Third Quarter 2024 Financial Results

Cash and cash equivalents as of September 30, 2024 were approximately $22.0 million and total grant funds remaining from the NIA were $53.6 million. The Company estimates that it has sufficient cash to fund operations and capital expenditures into the second quarter of 2025.

Research and development expenses were $11.4 million for the third quarter ended September 30, 2024, compared to $11.7 million for the comparable period in 2023. The decrease was primarily related to lower costs with contract manufacturing organizations for the production of pre-clinical and future clinical trial supply.

General and administrative expenses were $3.1 million for the third quarter ended September 30, 2024, compared to $3.1 million for the comparable period in 2023. The change in general & administrative expenses was not significant in either period.

The Company reported a net loss of $9.9 million, or $(0.25) per basic and diluted share for the third quarter ended September 30, 2024, compared to a net loss of $6.7 million, or $(0.22) per basic and diluted share for the same period in 2023.

*	ADAS-Cog11: Alzheimer’s Disease Assessment Scale – Cognitive Subscale (11-task version)

MMSE: Mini Mental State Examination

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We currently are investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, dementia with Lewy bodies (DLB) and dry age-related macular degeneration (dry AMD). We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases that are functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Cognition Therapeutics, Inc.
www.cogrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our product candidates, including CT1812, and any expected or implied benefits or results, including that initial clinical results observed with respect to CT1812 will be replicated in later trials and our clinical development plans, are forward-looking statements. These statements, including statements relating to the timing and expected results of our clinical trials and our regulatory plans involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition; our ability to secure new (and retain existing) grant funding; our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials being predictive of the results of early or later-stage clinical trials; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors, including ongoing economic uncertainty; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; impacts of ongoing global and regional conflicts on our business, supply chain and labor force; our ability to maintain the listing of our common stock on the Nasdaq Global Market and the risks and uncertainties described more fully in the “Risk Factors” section of our annual and quarterly reports filed with the Securities & Exchange Commission and are available at www.sec.gov. These risks are not exhaustive and we face both known and unknown risks. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.
www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

(in thousands, except share and per share data amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
Consolidated Statements of Operations Data:	2024	2023	2024	2023
Operating Expenses:
Research and development	$11,392	$11,669	$33,522	$25,596
General and administrative	3,071	3,076	9,721	9,939
Total operating expenses	14,463	14,745	43,243	35,535
Loss from operations	(14,463)	(14,745)	(43,243)	(35,535)
Other income (expense):
Grant income	4,293	7,684	16,516	18,035
Other income (expense), net	236	314	813	(129)
Interest expense	(3)	(2)	(20)	(18)
Loss on currency translation from liquidation of subsidiary	—	—	(195)	—
Total other income, net	4,526	7,996	17,114	17,888
Net loss	$(9,937)	$(6,749)	$(26,129)	$(17,647)
Foreign currency translation adjustment, including reclassifications	—	—	195	3
Total comprehensive loss	$(9,937)	$(6,749)	$(25,934)	$(17,644)
Net loss per share:
Basic	$(0.25)	$(0.22)	$(0.69)	$(0.59)
Diluted	$(0.25)	$(0.22)	$(0.69)	$(0.59)
Weighted-average common shares outstanding:
Basic	40,418,065	30,265,506	38,080,658	29,696,296
Diluted	40,418,065	30,265,506	38,080,658	29,696,296

	As of
(in thousands)	September 30, 2024	December 31, 2023
Consolidated Balance Sheet Data:
Cash and cash equivalents	$22,011	$29,922
Total assets	27,579	35,163
Total liabilities	13,097	10,689
Accumulated deficit	(167,318)	(141,189)
Total stockholders’ equity	14,482	24,474

Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Casey McDonald (media) Tiberend Strategic Advisors, Inc. cmcdonald@tiberend.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com

Cognition Therapeutics, Inc.
www.cogrx.com